                                                                     EXHIBIT 6.4


                                   L E A S E
                                   ---------

     THIS LEASE is made this 17th day of March, 1993 by and between Senk
                             ----        -----
Properties, (hereinafter called "Lessor") and GPI Division, Napro, Inc., an Ohio Corporation (hereinafter called "Lessee").


                             W I T N E S S E T H:
                             --------------------

     1.   DESCRIPTION AND LEASE OF PREMISES
          ---------------------------------

          Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises situated in the Village of Fairport, County of Lake, and State of Ohio and more fully described in the legal description attached hereto as Exhibit A and made a part hereof, together with such appurtenances thereto as shall be necessary for Lessee's use thereof. Such premises may hereinafter be referred to as the "Premises."

     2.   TERM
          ----

          2.1  Original Term
               -------------

               The term of this Lease shall be five (5) years, commencing June 1, 1993, and ending at midnight May 31, 1998.

          2.2  Additional Term
               ---------------

               If this Lease has not been terminated and Lessee is not in default of any provision of this Lease, Lessee shall have the option to extend this Lease for an additional term of five (5) years, under the same conditions as are provided in this Lease except that: (a) there shall be no further right of renewal, and (b) the rent for such additional term shall be increased based upon the Index as more fully set forth herein. As used in this paragraph 2.2 "Index" shall mean the "Consumer Price Index for Urban Wage Earners and Clerical Workers" "(1967 = 100)" specified for "All Items," relating to Cleveland, Ohio, and issued by the Bureau of Labor Statistics of the United States Department of Labor. If the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the Percentage Increase (as used below) shall be made with the use of such conversion factor, formula or table as may be published by an nationally recognized publisher of similar statistical information. In the event the Index shall cease to be published, then, for the purposes of this paragraph 2.2 there shall be substituted for such Index such other index as Lessor and Lessee shall agree upon. The annual rental for each year of the renewal period shall be determined by adding to the rent in the immediately preceding year an amount equal to the rent in the immediately preceding year multiplied by a fraction, the numerator of which shall be the Index on the last day of the immediately preceding year of the Lease minus the Index on the first day of the immediately preceding year of the Lease and the denominator of which shall be the Index on the first day of the immediately preceding year. (For example, in the first renewal year of the lease, the rent would be computed by taking the year 5 rent ($4.78) and multiplying it by the Index on the last day of year 5 minus the Index on the first day of year 5 divided by the Index on the first day of year 5. The resulting figure would then be added to the year 5 rent with that result being the rent per square foot for year 6. Lessee may exercise such option by giving notice to Lessor as provided herein no earlier than June 1, 1997, and no later than January 1, 1998.

     2.3  Holding Over
          ------------

          If Lessee holds over in possession of the Premises after the expiration date of the original term or any additional term of this Lease and no new lease is executed, Lessor shall have the option of (1) renewing this Lease for an additional term of one (1) year, or (11) considering Lessee a month-to-month tenant, in either event under the same conditions, other than term, as are provided in this Lease and then in effect, including rent. Lessor may exercise its option to renew this Lease as provided above by giving Lessee notice thereof as provided in this Lease within thirty (30) days after commencement of Lessee's holding over in possession. If Lessor fails to give such notice within the time provided therefor, a month-to-month tenancy shall be deemed to have been created.

     3.   RENT
          ----

          3.1  Basic Rent
               ----------

                                      (2)

          During the original term of this Lease, rent shall be computed on the basis of an annual charge per square foot of space within the building located on the premises, said building consisting of 16,000 square feet of space. Rent shall be computed in accordance with the following schedule:

          Year      Annual Rental Per          Total
          ----
                       Square Foot           Annual Rent
                       -----------           -----------

            1           $ 4.25                $ 68,000
            2             4.38                  70,080
            3             4.51                  72,160
            4             4.64                  74,240
            5             4.78                  76,480

          The annual rent shall be paid in twelve (12) equal installments in advance on the first day of each month.

          3.2  Effect of Increase in Real Estate Taxes
               ---------------------------------------

          (a) During the first three (3) years of the term of this lease, if the real estate taxes imposed on the Premises for any "Comparison Year" (herein after defined as any year beginning January 1, 1994, or thereafter) should exceed such taxes for the "Base Year" (herein defined as the year beginning January 1, 1993), then the rental for each such Comparison Year shall be increased over the amount set forth in paragraph 3.1 of this Lease by the excess of such taxes for such Comparison Year over such taxes for the Base Year, prorated for any period of less than a full calendar year during which Lessee occupies or leases the Premises.

          During the fourth and fifth years of the original term of this Lease, and during any renewal or holdover period, the rental shall be increased by the full amount of any real estate taxes imposed on the Premises.

          (b) Upon receipt of each bill from the appropriate taxing authority, Lessor shall prepare and render to Lessee a statement for the amount of additional rent to be paid to Lessor hereunder. Such amount shall be payable within fifteen (15) days after such statement shall have been rendered.

          (c) Either Lessor or Lessee shall have the right to protest any such increase in taxes or assessments or otherwise seek reduction therein, as its expense.

                                     (3)

     3.3  Method of Payment
          -----------------

          All rent payments shall be made payable to Lessor and shall be sent to Lessor at 7768 Litchfield Dr., Mentor, Ohio 44060, unless Lessor shall direct otherwise by notice to Lessee.

     4.  CONDITION OF PREMISES, REPAIRS, ALTERATIONS AND MAINTENANCE
         -----------------------------------------------------------

          4.1  Condition of Premises at Commencement of Term
               ---------------------------------------------

               Lessee has examined the Premises, knows their condition and accepts the Premises in their present condition. Lessee acknowledges that Lessor has made no representations to Lessee as to the condition of the Premises prior to or at the execution of this Lease, and has promised no repairs or alterations.

          4.2  Required Repairs and Maintenance by Lessee
               ------------------------------------------

               (a) Lessee shall have sole responsibility, as its expense, to repair and maintain (i) both the interior and exterior of the Premises (including, but not by way of limitation, all plumbing, heating, electrical, fire alarm, burglar and sprinkler systems), and (ii) all driveways, sidewalks, parking areas and other paved areas servicing the Premises. Lessee shall also, at its sole expense, keep all walks, driveways, sidewalks, parking areas and other paved areas servicing the Premises free of snow, ice, water, rubbish and dirt and other natural or artificial accumulations.

               (b) Lessee shall perform such repairs and maintenance thereon as may be necessary to maintain such areas in a clean, safe, serviceable and sound condition, and to comply with the laws, ordinances and regulations of all authorities which have jurisdiction over the Premises.

               (c) Lessor shall make such structural repairs as may be necessary during the term of this Agreement at his own expense.

          4.3  Condition of Premises at Termination of Lease
               ---------------------------------------------

               (a) Upon the expiration or other termination of this Lease, Lessee shall remove its goods and effects and those of all persons claiming under it from the Premises and shall deliver and yield the Premises to Lessor in as good repair and condition as the Premises were at the commencement of the term of this Lease, except reasonable wear and tear and destruct

                                      (4)
ion as described in Section 8 of this Lease for which Lessee is not obligated to make repairs.
               (b) All improvements installed in the Premises by Lessee but not affixed to the building as permanent installations shall remain the property of Lessee. Lessee may remove the same upon the termination of this Lease and shall repair to Lessor's reasonable satisfaction or reimburse Lessor for any damage resulting from such removal. All improvement affixed to the building with the intention to make them permanent installations, whether installed by Lessee or by Lessor, shall be the sole property of Lessor, and Lessee shall have no right to remove same.

     5.   UTILITIES
          ---------

          Lessee shall pay all charges for the use of sewers, water, heat, light, fuel and other utilities relating to the Premises. Wherever possible, Lessee shall make all payments directly to the provider of the services; otherwise, Lessee shall promptly reimburse Lessor for all payments made directly by Lessor to the providers of such services.

     6.   DAMAGE TO OR DESTRUCTION OF PREMISES
          ------------------------------------

          If the Premises should be damaged or destroyed by any cause Lessee shall not be entitled to terminate this Lease and Lessor shall, with reasonable speed, repair or rebuild the Premises so that they are restored to the same utility for the uses described herein that they had immediately prior to the happening of such damage or destruction, to the extent possible with the insurance proceeds paid to Lessor as a result of the damage or destruction. So long as Lessee shall be unable to occupy the Premises for the uses described herein because of any damage or destruction not caused by the conduct of Lessee, its agents, employees, visitors or invitees, its basic rent shall be reduced by an amount which bears the same ratio to the basic rent hereunder as the unusable square footage bears to the total number of square feet comprising the Premises.

     7.   EMINENT DOMAIN
          --------------

          7.1  Effect of Eminent Domain or Similar Proceeding
               ----------------------------------------------

                                   (5)

          If all or any part of the Premises or building located thereon are appropriated or taken under the power of eminent domain by any public authority, or by any quasi-public authority, and as a result of such taking there is material interference with the conduct of Lesee's business conducted within the Premises or if Lessee is denied access to the Premises, then this Lease shall terminate, and the rent and any other sums payable by Lessee to Lessor shall be prorated as of the date that possession is taken by such condemning authority, and other sums payable by Lessee pursuant to this Lease shall be paid. However, if (i) Lessor is able on remaining land to restore the building or other improvements so that upon the completion of such improvements Lessee will be able to operate its business in a manner that is not materially adverse to such operations, or (ii) such taking or voluntary conveyance does not materially interfere with the conduct of Lessee's business, then this Lease shall not terminate but the rent and other charges payable by Lessee to Lessor shall be adjusted upon a basis which shall be reasonable under the circumstances then existing, and the Lessor shall promptly commence and diligently proceed to restore the Premises to a complete architectural unit out of the proceeds received by Lessor for such taking.

     7.2  Meaning of "Material Interference"
          ---------------------------------

          For the purpose of this paragraph, the term "material interference" shall be deemed to mean such taking as would leave remaining a balance of the Premises which, because of either the area so taken or the location of the part so taken in relationship to the part not so taken, would not under economic conditions, zoning laws or building regulations then existing or prevailing, accommodate an operation of a similar nature to that conducted by the Lessee immediately prior to the taking.

     7.3  Disposition of Award
          --------------------

          If there are any legal proceedings in connection with any taking referred to in this paragraph, each of the parties hereto shall make its own separate claim to the authority taking the Premises and each shall be entitled the separate award or compensation granted to it as a result of prosecuting its claim. Both Lessor and Lessee shall retain whatever rights are permitted them by law to oppose such taking or conveyance.

                                      (6)

          7.4  Taking Not a Breach of Covenant of Quiet Enjoyment
               --------------------------------------------------

               No taking shall operate as or be deemed an eviction of the Lessee or a breach of the Lessor's covenants for quiet enjoyment.

          7.5  Definition of "Taking"
               ----------------------

               As used in this Section 9, the term "taking" or "taken" shall include both condemnation and any voluntary conveyance in lieu of, or under threat of, condemnation.

     8.   INSURANCE
          ---------

          8.1  Public Liability Insurance
               --------------------------

               Lessee will obtain, at its expense, effective as of the commencement of its right to occupy the Premises, and will maintain so long as Lessee continues to occupy or lease any part of the Premises, complete comprehensive liability insurance, under which Lessor will be named as an additional insured, the policy or policies to be in such form and issued by such company or companies as are satisfactory to Lessor, in the sum of One Million Dollars ($1,000,000.00) in the event of injury to one person or damage to property and Two Million Dollars ($2,000,000,00) in the event of injuries to more than one person or damage to property arising out of each occurrence for which a claim for damages may result. Said policy or policies, or a copy or copies thereof, or a certificate or certificates thereof, will be deposited with Lessor together with evidence of payment of the premiums thereon, within thirty
(30) days after their issuance.

          8.2  Contents
               --------

               The insurance coverage of contents of the Premises belonging to Lessee, if such coverage is desired, shall be the sole responsibility of Lessee.

          8.3  Fire, Extended Coverage and Similar Coverages
               ---------------------------------------------

               Lessee agrees to maintain insurance coverage, under which

                                      (7)

Lessor will be named as an additional insured, on all of the Premises against loss or damage by fire, lightning, and such perils as are at this time comprehended within the term "Extended Coverage." Said insurance shall be in an amount equal to the replacement value of the premises. Such insurance shall be obtained and maintained at the sole responsibility and expense of Lessee. Lessor shall have the right to review any insurance policies purchased by Lessee under the terms of this Lease.

          8.4  Mortgagee Protection
               -------------------

               Any of the foregoing policies of insurance shall contain an endorsement substantially similar to the Standard Mortgagees' Form of Endorsement, recognizing the interests of any Mortgagee or Mortgagees. All proceeds of said policies of insurance shall in such event be payable to Lessor or to said Mortgagee in accordance with the terms and provisions of the mortgage creating the right of such Mortgagee.

          8.5  Waiver of Subrogation
               ---------------------

               Each party hereby waives all causes and rights of recovery which it has or may have or which may arise hereafter against the other party, its agents, officers and employees for any loss occurring to the leased premises, property or business (regardless of cause or origin, including the negligence of such other party, its agents, officers and employees), resulting from any of the perils against which the damaged party is protected by fire, extended coverage, building and contents, business interruption, or other insurance, to the extent of any recovery upon such policies of insurance. However, if said waiver should invalidate such policies of insurance in whole or in part, said waiver shall be void. If any additional premium should be charged for such a waiver provision, the party benefitted by such waiver, upon the other party's request, shall reimburse the other party for such additional premium.

     9.   USE
          ---

          9.1  General
               -------

                                      (8)

          (a) Lessee shall occupy and use the Premises as a factory and warehouse and for no other purpose, and in a careful, safe and proper manner and shall not commit or suffer any waste therein. Lessee shall not occupy or use the Premises for any unlawful purpose, in violation of any lawful covenant or condition of record restricting the use of the Premises or in any way that would increase the premiums to be paid by Lessor for fire and extended coverage insurance affecting the Premises. In its occupation and use of the Premises, Lessee shall comply with all laws, ordinances, rules, regulations, requirements and orders of all governmental authorities having jurisdiction over the Premises.
          (b) If any such authority notifies Lessor of a violation of any such law, ordinance or regulation, Lessor shall notify Lessee thereof, and Lessee shall have ten (10) days following such notice to commence to correct such violation and thirty (30) days to complete the corrective actions. Failure by Lessee so to act within such ten (10) day period shall constitute a default for the purposes of this Lease.
          (c) All excise taxes, license fees and charges for permits which may arise from the use or operation of the Premises or the conduct of any business thereon shall be payable by Lessee, and Lessee shall save Lessor harmless for all liability therefor.

     9.2  Alterations and Improvements
          ----------------------------

          (a) Upon obtaining Lessor's written consent, Lessee may, at its expense, make such interior alterations and improvements (not including structural alterations) to the Premises as shall be necessary for its full use of the Premises consistent with this Lease, provided that no such alterations will materially decrease the value or marketability of the Premises. Lessor shall not unreasonably withhold such consent, if (i) the proposed alterations or additions shall not materially decrease the value or marketability of the Premises, (ii) Lessee provides Lessor with reasonably sufficient drawings and specifications of the work to be done and the materials to be furnished, and
(iii) Lessee provides Lessor with sufficient security to assure that proper insurance and worker's compensation coverage are in effect during the performance of the work and that the work will be completed free of liens against the Premises. Such alterations and improvements shall be done in a good, workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.

                                      (9)

          (b) Lessor may make such alterations and additions affecting the Premises as it might desire provided that; (1) the same shall not materially impair Lessee's use of the Premises consistent with this Lease and, (2) Lessor shall have given prior notice of said alterations and additions to Lessee.

     10.  DEFAULT
          -------

          10.1 Events Constituting Default
               ---------------------------

               For the purpose of this Lease, "default" shall mean any of the following events: (a) Abandonment of the Premises by Lessee, or (b) An assignment made by Lessee for the benefit of creditors, or consent by Lessee to an appointment of a receiver or trustee of all or a substantial part of Lessee's property, or (c) The filing of an involuntary petition seeking the appointment of a receiver or trustee of all or a substantial part of its property, which proceeding is not dismissed or stayed within sixty (60) days from its entry, or
(d) Failure by Lessee to pay any installment of rent within ten (10) days after it is due, or (e) failure by Lessee to pay any other money obligation within ten
(10) days after Lessor shall have given written notice that such rent or other obligation is past due, or (f) Failure by Lessee to perform or observe any other covenant or agreement under this Lease, which failure shall continue uncured for a period of thirty (30) days after delivery to Lessee of written notice thereof (unless such delay in curing such failure is by reason of strike, accident, casualty or other cause beyond Lessee's reasonable control, in which event said thirty (30) day period shall be extended by the period of such delay or unless a different cure period is specified therein), or (g) The taking of the leasehold estate hereby created on execution or by other processes or operation of law, or
(h) Lessee's permitting the Premises to be vacant or unoccupied for more than twelve consecutive days.

          10.2 Effect of Default
               -----------------

               In the event of default, Lessor may at its option (a) terminate this Lease, or, without terminating this lease, terminate Lessee's right to possession of the Premises under this Lease, (b) reenter the Premises with or without process of law, using such force as may be necessary and remove all persons and chattels therefrom, and Lessor shall not be

                                     (10)
liable for damages or otherwise by reason of such reentry, (c) sue for and collect (1) the whole amount of rent herein provided to be paid through the entire term of this Lease (including the unexpired portion thereof), in case of any event identified in paragraphs 11.1 (b) or (c) hereof; otherwise, the amount of rent owed by Lessee to Lessor as accrued when the action to collect same is brought, (2) all other sums for which Lessee shall be in default (including, but not limited to, those resulting from damage to the Premises, taxes and insurance) (3) the costs of preparing the Premises for re-rental (including, but not limited to, brokerage fees, advertising costs, and painting and repairing), and (4) reasonable attorney's fees to the extent permitted by law, (d) cure any default relating to the condition of the Premises and obtain reimbursement of expenses therefor from Lessee, or (e) employ any other remedy provided by law. The foregoing remedies may be exercised individually or cumulatively at the option of the Lessor, and the exercise of any one shall not be deemed a waiver of Lessor's right to exercise one or more additional remedies. Except as provided in this Lease, Lessee waives the necessity of demand for rent and any other demand or notice that may now or hereafter be required by any statute, regulation or decision for the maintenance of any action in forcible entry and detainer. The commencement of such an action by Lessor shall for the purposes of this Lease be equivalent to Lessor's exercise of its right to reenter the Premises.

          10.3 Waiver of Default
               -----------------

               No waiver of any condition or covenant of this Lease by Lessor or Lessee shall be construed as constituting a waiver of any subsequent breach of any such condition or covenant or as justification or authorization for the breach of any other covenant or condition of this Lease, nor shall the acceptance of rent by Lessor at a time when Lessee is in default under any covenant or condition of this Lease be construed as a waiver of such default or of any of Lessor's rights, including, but not limited to, the right to terminate this Lease on account of such default or as an estoppel against Lessor or be construed as an amendment to this Lease or as a waiver by Lessor of any other right created herein or by law in favor of Lessor and against Lessee on account of such default.

     11.  Mechanics' Liens
          ----------------

                                     (11)

          The Lessee shall not permit any mechanics', laborers', materialmens' or other liens to stand against the Premises for any labor, machinery, material or fuel furnished or claimed to have been furnished in connection with work of any character performed or claimed to have been performed on, or pertaining to the Premises solely for Lessee or under Lessee's control, whether such work was performed or materials furnished prior to or subsequent to the commencement of the term of this Lease. If any such lien shall be filed or shall attach, the Lessee shall promptly either pay the same or procure the discharge thereof by giving security or in such other manner as is required or permitted by law. If Lessee fails to do so within thirty (30) days after receiving written notice from Lessor so to do, Lessor may procure the discharge of such lien, by payment or otherwise, and may recover all costs and expenses of so doing from Lessee. Moreover, Lessee shall indemnify and defend Lessor from and against all claims, demands and legal proceedings on account of such furnishing of claimed furnishing of labor, machinery, material and fuel, and shall directly pay or reimburse Lessor for all costs and expenses thereof, including, but not limited to, attorney's fees (to the extent permitted by law), bond premiums and court costs.

     12.  QUIET ENJOYMENT
          ---------------

          Upon Lessee's paying the rent and performing and observing the agreements and conditions on its part to be performed and observed, Lessee shall and may peacably and quietly have, hold, and enjoy the Premises during the term of this Lease without interference by Lessor or anyone claiming by, through or under Lessor. However, Lessor shall not be liable for any damage or interference with use occasioned by or from (i) any plumbing, gas, water or other pipes bursting or leaking, or (ii) water, snow or any ice entering the building.

     13.  RIGHT OF ENTRY
          --------------

          Lessor, its agents and employees shall have the right, during Lessees working hours, and after reasonable notice to Lessee, to enter the Premises to view and inspect the same and to perform any work therein which may be required or permitted of Lessor hereunder; provided, however, that Lessor, its agents and employees shall in exercising such right not unreasonably interfere with the operation of Lessee's business. During

                                     (12)
the last six (6) months of the term (original or additional) of this Lease, or in the event of any default by Lessee, Lessor may enter the Premises, show the Premises to prospective tenants, and advertise on the Premises for such purposes.

     14.  INDEMNITY
          ---------

          Lessee will indemnify and defend Lessor from any and all claims, liabilities, damage or loss to persons (including loss of life) or property which may arise from the use of the Premises or from the conduct or management of or from any work or thing done in or about the Premises by or on behalf of Lessee or any employee, agent, invitee or licensee of Lessee, together with all costs, expenses and attorney's fees incurred by Lessor in connection with any such claim, demand, or legal proceeding arising therefrom brought against Lessor.

     15.  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
          ---------------------------------------------

          15.1 Subordination and Attornment
               ----------------------------

               This Lease shall, at Lessor's option, be subject, subordinate and inferior in lien to a mortgage that may hereafter be placed on the Premises, and Lessee will, upon demand, without cost, execute any instrument necessary to effectuate such subordination. If, within five (5) days after submission of such instrument, Lessee fails to execute same, Lessor is hereby authorized to execute same as attorney-in-fact, coupled with an interest, for Lessee.

          15.2 Non-Disturbance
               ---------------

               Lessor shall use its best efforts to produce from any such mortgage an agreement in writing in recordable form which shall be delivered to Lessee, providing in substance that so long as Lessee is not in default in the payment of rental or any other covenants or conditions of this Lease, the rights of the Lessee under this Lease shall not be terminated and the possession of the Lessee shall not be disturbed by the holder of any such mortgage and that upon change of ownership through foreclosure or otherwise the purchaser shall not disturb Lessee's peaceful possession of the Premises provided Lessee is not in default under this Lease.

                                     (13)

     16.  SECURITY DEPOSIT
          ----------------

          Upon the execution of this Lease, Lessee shall deposit with Lessor a sum equal to one month's rent. Such sum shall be returned to Lessee upon the expiration of this Lease (including additional term, if any) provided Lessee shall have fully and faithfully carried out all of the terms, conditions and covenants to be performed hereunder by Lessee. If the event of a sale, subject to this Lease, the Lessor may transfer such deposit to the purchaser or his assignee for the account of Lessee. Lessee shall thereupon release Lessor from all liability for the return of such deposit and shall look solely to such purchaser or assignee for the return of such deposit. If Lessee exercises its right to purchase the Premises in accordance with this Lease, Lessor may apply the deposit provided for hereunder to the purchase price.

     17.  ASSIGNMENT, SUBLEASE AND CHANGE OF ORGANIZATION
          -----------------------------------------------

          17.1 Assignment and Sublease
               -----------------------

               Lessee shall not assign this lease or any of its benefits or burdens under this Lease, or sublet all or any part of the Premises, or permit all or any part of the Premises to be used or occupied by others unless Lessee first obtains Lessor's prior written consent. Lessor shall not unreasonably withhold such consent so long as the character and use of the Premises are not changed as a result of such assignment, subletting or permission, and if a substantial portion of the Premises is involved, so long as the assigner, sublessee or permittee is at least as financially responsible as Lessee. Notwithstanding any assignment, sublease or permission granted hereunder, Lessee will not be discharged of any obligation or liability under this Lease unless Lessor shall have first consented to such discharge. Lessee shall be solely responsible for all broker's or finder's fees which might be incurred in connection with such assignment, sublease or permission and shall indemnify and defend Lessor against all claims, loss and liability for such fees. Moreover, Lessee shall reimburse Lessor for any increase in insurance premiums resulting from such assignment, sublease or permission.

          17.2 Change of Organization of Lessee
               --------------------------------

                                     (14)

               Lessee shall not terminate its existence, be a party to any merger or consolidation, change its form of organization or permit the change of identity of its principal officers or the transfer of all, or substantially all, or the controlling interest of its shares, without first having obtained Lessor's consent. Lessor shall not unreasonably withhold such consent and shall be deemed to consent to any change in officers status or in shareholding resulting from the death or long-term disability of any officer or shareholder of Lessee.

     18.  NOTICES
          -------

          All notices to Lessor shall be sent to 7768 Litchfield Dr., Mentor, Ohio 44060. All notices to Lessee shall be sent to 1300 East Street, Fairport Harbor, Ohio 44077. Either party may at any time change the address to which notice shall be sent by advising the other party in writing of such change. Notice shall be sent by Certified Mail, Postage Prepaid, Return Receipt Requested, and any such notice shall be deemed given when mailed as provided in this section.

     19.  PARTIES BOUND AND BENEFITTED
          ----------------------------

          This Lease shall bind and benefit the parties hereto, their successors, heirs and assigns. The words "Lessor" and "Lessee" in this Lease shall be construed to include the parties named herein as Lessor and Lessee, respectively, and their respective successors, heirs and assigns. This section shall not be construed to abridge, modify or remove the prohibitions or restrictions on assignment, subleasing, permission to occupy or similar acts contained elsewhere in this Lease.

     20.  RELATIONSHIP OF THE PARTIES
          ---------------------------

          Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, or any relationship between the parties hereto other than that of Lessor and Lessee.

     21.  MEMORANDUM OF LEASE
          -------------------

                                     (15)

          This lease shall not be filed for record. Upon request of either party, Lessor and Lessee shall enter into a short-form Memorandum of Lease which shall contain the information required by Section 5301.251 of the Ohio Revised Code and otherwise be suitable for recording and which shall be filed for record at Lessee's expense.

     22.  ONLY AGREEMENT
          --------------

          This instrument contains the entire and only agreement between the parties, and neither party has made any representations or warranties other than those contained herein. It shall not be modified in any way except by a writing signed by both parties.

     23.  CAPTIONS
          --------

          The captions used as headings for the various articles and sections of this Lease are used only as a matter of convenience for reference, and are not to be considered a part of this Lease nor to be used in determining the intent of the parties to this Lease.

     24.  GOVERNING LAW
          -------------

          The validity and construction of this Lease shall be governed by the law of Ohio, where the Premises are located.

     25.  CORPORATE RESOLUTION
          --------------------

          Lessor acknowledges the receipt of Lessee's corporate resolution which evidences Lessee's power and capacity to enter into this Lease and evidences the authority vested in the signatory by Lessee. Lessee states that such resolution was satisfactory evidence of the power, capacity and authority of the Lessee to consummate this Lease and to fulfill the provisions hereof.

                                     (16)

     26. COUNTERPARTS
         ------------

          This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original.

          IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed by their duly authorized corporate officers as of the day and year first above written.

Witnesses:
As to Lessor:                           /s/ Steven Tsengas
                                        ---------------------------------------
                                        Steven Tsengas, Partner - Lessor
                                        Senk Properties
/s/ Bryon Pike
-----------------------------

/s/ Kenneth Spruce
-----------------------------


As to Leesee:                                 GPI Division, Napro, Inc.

/s/ Bryon Pike                           By: /s/ Nicholas S. Tsengas
-------------------------------              -----------------------------------
                                             Nicholas S. Tsengas, VP/Gen'l Mgr.
/s/ Kenneth Spruce
-------------------------------
                                     (17)

STATE OF OHIO            )
                         )  SS:
COUNTY OF Lake           )


          The foregoing instrument was acknowledged before me this 17th day of March, 1993, by Nicholas S Tsengas, VP/Gen'l Mgr., GPI Division, Napro, Inc., an Ohio Corporation, on behalf of the corporation.


/s/ Thurman L. Marshall                        /s/ Effie A. Tsengas
_______________________________                -------------------------------
Witnesses                                      Notary Public

/s/ Marcie J. Corvan
________________________________                  [STAMP]
Witnesses




STATE OF OHIO            )
                         )  SS:
COUNTY OF Lake           )

          The foregoing instrument was acknowledged before me this 17th day of March, 1993, by Steven Tsengas, Partner, on behalf of Senk Properties Partnership.

/s/ Thurman L. Marshall
________________________________
Witnesses                                     /s/ Effie A. Tsengas
                                              -------------------------------
                                              Notary Public
/s/ Marcie J. Corvan
_________________________________
Witnesses                                        [STAMP]

                                     (18)

                                   EXHIBIT A
                                   ---------

     Situated in the Village of Fairport, County of Lake and State of Ohio and known as being part of Lots 8 and 9, Tract No. 4 and part of Samuel Fowler Lot in said village and bounded and described as follows:

     Beginning in the centerline of East Street, (60 feet wide) at a point where said centerline is intersected by the centerline of St. Clair Street (60 feet wide): Thence South 87 degrees 23' East along the centerline of said St. Clair Street, a distance of 600.00 feet to a point; Thence South 2 degrees 37' West, a distance of 332.80 feet to the Northerly line of land conveyed to Fairport Village by deed recorded in Volume 402, Page 330 of Lake County Records of Deeds; Thence South 85 degrees 18' West along the Northerly line of land so conveyed, a distance of 552.73 feet to the centerline of East Street; Thence North 4 degrees 42' West along the centerline of East Street, a distance of
406.50 feet to the place of beginning, and containing 4.8710 acres of land, be the same more or less, but subject to all legal highways.

November 4, 1994

                                LEASE ADDENDUM

Reference: Current Lease dated March 17, 1993 by and between Senk Properties (hereinafter called "Lessor") and Sanar Plastics Co. (formerly GPI Division, Napro, Inc.), an Ohio Corporation (hereinafter called "Lessee").

As requested by Sanar Plastics Co., Div. of Napro, Inc., the following change is being made to the Lease:

     2.  Term

           2.2 Additional Term
               ---------------

Change to: If this Lease has not been terminated and Lessee is not in default of any provision of this Lease, Lessee shall have the option to extend this Lease for an additional term of twenty (20) years, in five year increments, under.....

Change from: If this Lease has not been terminated and Lessee is not in default of any provisions of this Lease, Lessee shall have the option to extend this
Lease for an additional term of five (5) years, under......

All other sections of the Agreement remained unchanged.

/s/ Effie A. Tsengas                       /s/ Nicholas S. Tsengas     11/4/94
---------------------       _________      --------------------------  --------
Witness                     Date           Nicholas S Tsengas          Date
                                           VP/General Manager
                                           Sanar Plastics Co.

/s/ Beverly R. Nelson       11-4-94        /s/ Steven Tsengas          11/4/94
---------------------       ---------      --------------------------  --------
Witness                     Date           Steven Tsengas              Date
                                           General Manager
                                           Senk Properties

May 19, 1995


                                LEASE ADDENDUM


Reference: Current Lease dated March 17, 1993 by and between Senk Properties (hereinafter called "Lessor") and Sanar Plastics Co. (formerly GPI Division, Napro, Inc.), an Ohio Corporation (hereinafter called "Lessee").

As requested by Sanar Plastics Co., Div. of Napro, Inc., the following change is being made to the Lease:

     2. Term

          2.2 Additional Term
              ---------------

Change to: If this Lease has not been terminated and Lessee is not in default of any provision of this Lease, Lessee shall have the option to extend this Lease for an additional term of twenty-five (25) years, in five year increments, under.....

Change from: If this Lease has not been terminated and Lessee is not in default of any provisions of this Lease, Lessee shall have the option to extend this
Lease for an additional term of five (5) years, under.......

All other sections of the Agreement remained unchanged.



/s/ Evangelia S. Tsengas     5/19/95       /s/ Nicholas S. Tsengas    5/19/95
------------------------   ----------      -----------------------    -------
Witness                      Date          Nicholas S Tsengas         Date
                                           VP/General Manager
                                           Sanar Plastics Co.


/s/ Donald Stemple           5/19/95       /s/ Steven Tsengas         5/19/95
------------------------   ----------      -----------------------    -------
Witness                      Date          Steven Tsengas             Date
                                           General Partner
                                           Senk Properties


                                           /s/ Patricia A. Morgan
                                           ------------------------
                                                  [STAMP]